Exhibit 1.1

DHT HOLDINGS, INC.

14,680,880 Shares

Common Stock
($0.01 par value per Share)

UNDERWRITING AGREEMENT

November 19, 2019

UNDERWRITING AGREEMENT

November 19, 2019

Pareto Securities AS
Dronning Mauds gate 3
P.O. Box 1411 Vika
N-0115 Oslo
Norway

Ladies and Gentlemen:

BW Group Limited, a company incorporated under the laws of Bermuda (the “Selling Shareholder”), proposes to sell to Pareto Securities AS (the “Underwriter”) an aggregate of 14,680,880 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of DHT Holdings, Inc., a Marshall Islands corporation (the “Company”).  The Shares are described in the Prospectus (as hereinafter defined).  As used in this Agreement, the term “business day” means a day on which The New York Stock Exchange (the “NYSE”) is open for trading and the terms “herein,” “hereof” and “hereto” refer in each case to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-219069) under the Act, including a base prospectus, relating to securities to be sold by the Company and the Selling Shareholder, including the Shares.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriter (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) all material then incorporated by reference therein and any information deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act (a “Rule 462(b) Registration Statement”).  Except where the context otherwise requires, the base prospectus filed as part of the Registration Statement, in the form in which it was most recently filed with the Commission and furnished to the Underwriter prior to the execution of this Agreement, is referred to herein as the “Base Prospectus,” and the Base Prospectus, as supplemented by the final prospectus supplement specifically relating to the offer and sale of the Shares, in the form filed or to be filed with the Commission pursuant to Rule 424(b) under the Act, is referred to herein as the “Prospectus.” Except where the context otherwise requires, the term “Preliminary Prospectus” shall refer to the Base Prospectus, as supplemented by any preliminary prospectus supplement specifically relating to the offer and sale of the Shares and furnished to the Underwriter prior to the execution of this Agreement or, if the Base Prospectus shall not have been supplemented by such a preliminary prospectus supplement, such term shall refer to the Base Prospectus.  For the purposes of this Agreement, any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the Shares is referred to as an “Issuer Free Writing Prospectus.” The Underwriter has not, and the Company has not, offered or sold and will not offer or sell, without the consent of the Company (in the case of the Underwriter) or the consent of the Underwriter (in the case of the Company), any Shares by means of any Issuer Free Writing Prospectus or “free writing prospectus” (as defined in Rule 405 under the Act) that is or would be required to be filed by the Underwriter with the Commission pursuant to Rule 433 under the Act, other than an Issuer Free Writing Prospectus listed on Schedule A hereto (each, a “Permitted Free Writing Prospectus”).  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the foregoing shall not restrict the Company from making any filings required in order to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).

The Selling Shareholder, the Company and the Underwriter agree as follows:

1.	SALE AND PURCHASE.

Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Selling Shareholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Shareholder, 14,680,880 Shares at the public offering price per Share set out in Schedule B hereto, less all commissions, fees and expenses payable by the Selling Shareholder hereunder.  Each of the Company and the Selling Shareholder has been advised that the Underwriter intends (i) to make a public offering of the Shares and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.  The Underwriter may from time to time increase or decrease the public offering price after the public offering to such extent as it may determine.

2.	PAYMENT AND DELIVERY.

Payment of the purchase price for the Shares shall be made to the Selling Shareholder by Federal Funds wire transfer against delivery of the Shares to or as instructed by the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter or as the Underwriter may direct.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on November 21, 2019, unless another time shall be agreed to by the Underwriter and the Selling Shareholder.  The time at which such payment and delivery are to be made is sometimes referred to herein as the “time of purchase.” Electronic transfer of the Shares shall be made to the Underwriter at the time of purchase in such names and in such denominations as the Underwriter shall specify.

Deliveries of the documents described in Section 10 hereof with respect to the purchase of the Shares shall be made at the offices of Shearman & Sterling (London) LLP at 9 Appold Street, London EC2A 2AP, United Kingdom, at 9:00 A.M., New York City time, at or prior to the time of purchase for the Shares.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to and agrees with the Underwriter that:

(a)
the Registration Statement has heretofore become effective under the Act or, with respect to any Rule 462(b) Registration Statement, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of this Agreement; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus nor any similar order directed to any document incorporated by reference in the Preliminary Prospectus or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b)
the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, if any, complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; each Preliminary Prospectus (including the documents incorporated by reference therein) and any amendment or supplement thereto, as of its date and the date it was filed with the Commission, and the most recent Preliminary Prospectus (including the documents incorporated by reference therein), as then amended or supplemented (the “Pricing Prospectus”), as of 9:00 A.M. (Eastern time) on the date hereof (the “Applicable Time”), in each case when read together with the then issued Issuer Free Writing Prospectuses, if any, and the information included on Schedule B hereto, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, when read together with the Pricing Prospectus, any other Issuer Free Writing Prospectuses then issued and the information included on Schedule B hereto, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Issuer Free Writing Prospectus;

(c)
the documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the Prospectus and at the time of purchase did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)
the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares other than the Preliminary Prospectus and the Permitted Free Writing Prospectuses, if any; the Company is not and will continue not to be an “ineligible issuer” (as defined in Rule 405 under the Act) for the purposes of Rule 164 and Rule 433 under the Act in connection with the offer or sale of the Shares; and the Company has complied, and will comply, with the requirements of Rule 164 and Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record-keeping;

(e)
the Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; all of the issued and outstanding shares of capital stock of the Company, including the Shares, have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right; and the Shares are duly listed and admitted and authorized for trading on the NYSE;

(f)
the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus and to execute and deliver this Agreement;

(g)
the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the “subsidiaries” (as defined under the Act) of the Company (the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”);

(h)
the Company has no “significant subsidiaries” (as defined in Rule 1‑02(w) of Regulation S‑X under the Act) other than the subsidiaries named on Schedule C hereto; the Company owns, directly or indirectly, all of the issued and outstanding capital stock of each of the Subsidiaries, with the exception of DHT Management S.A.M.; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity other than Goodwood Ship Management Pte. Ltd.; no changes in the articles of incorporation, bylaws or comparable organizational documents will be made on or after the date hereof or on or before the time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation or other business entity in good standing under the laws of its jurisdiction of organization, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation or other business entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws, were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and are owned by the

Company subject to no Liens (as defined below) other than under one or more of the credit agreements described in the Registration Statement, the Pricing Prospectus and the Prospectus, each among certain Subsidiaries, the Company, as guarantor, and the lenders party thereto (the “Credit Agreements”) or as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(i)
the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus; the certificates for the Shares comply with the applicable requirements of the Company’s articles of incorporation and bylaws, any applicable laws and the rules of the NYSE; and the holders of the Shares will not be subject to personal liability for the debt or other obligations of the Company by reason of being such holders;

(j)	this Agreement has been duly authorized, executed and delivered by the Company;

(k)
neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective articles of incorporation or bylaws (or comparable organizational documents), (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) above as would not, individually or in the aggregate, have a Material Adverse Effect;

(l)
the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the articles of incorporation or bylaws (or comparable organizational documents) of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not, individually or in the aggregate, have a Material Adverse Effect;

(m)
no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, other non-governmental regulatory authority (including, without limitation, the NYSE), is required in connection with the execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than registration of the Shares under the Act, which has been effected (or, with respect to a Rule 462(b) Registration Statement, will be effected in accordance herewith), any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect;

(n)
except as expressly set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) no person, other than the holders of the Company’s outstanding convertible senior notes due 2021 (the “2021 Notes”), has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any pre-emptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as expressly set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(o)
each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its respective business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to have such licenses, authorizations, consents and approvals or to have made such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of any such license, authorization, consent or approval or any filing required under any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(p)
all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Statement of Financial Accounting Standards No. 167), contracts, licenses, agreements, properties, leases or documents required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or the documents incorporated by reference therein or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(q)
there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party, or of which any of their respective properties, including any vessel named in Schedule C hereto (each, a “Vessel”), is or would be subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except any such action, suit, claim, investigation or proceeding which (i) would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect and would not prevent the consummation of the transactions contemplated hereby or (ii) is required to be disclosed in the Registration Statement and is so disclosed therein;

(r)
Deloitte AS, whose audit reports on the consolidated financial statements of the Company as of December 31, 2018, 2017 and 2016 (the “Company Financial Statements”) are included in the Registration Statement, the Pricing Prospectus and the Prospectus, are independent registered public accountants with respect to the Company and its Subsidiaries as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(s)
the Company Financial Statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes thereto, present fairly in all material respects the consolidated statement of financial position, the related consolidated statements of income, comprehensive income, change in shareholders’ equity and cash flows of the Company as of the dates indicated, and the consolidated results of operations and cash flows of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and the 1934 Act, and in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standards Board applied on a consistent basis during the periods involved; the other historical financial and related statistical data set forth in the Registration Statement, the Pricing Prospectus or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included as required; neither the Company nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus;

(t)
subsequent to the time of execution of this Agreement or, if earlier, the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus (in each case excluding any amendments or supplements thereto made after the execution of this Agreement), there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, (ii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iii) any change in the capital stock or outstanding indebtedness of the Company or any

Subsidiary or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(u)	the Company is a “foreign private issuer” (as defined in Rule 405 under the Act);

(v)
the Company is not and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a “passive foreign investment company” or a “controlled foreign corporation,” as such terms are defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”);

(w)
the Company and each of the Subsidiaries has good and marketable title to all property (real and personal), if any, described in the Registration Statement, the Pricing Prospectus or the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances (“Liens”) other than Liens under the Credit Agreements or such as would not, individually or in the aggregate, have a Material Adverse Effect; and all the property described in the Registration Statement, the Pricing Prospectus or the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(x)
the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pricing Prospectus or the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of any Intellectual Property that is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; (viii) to the Company’s knowledge, there is no prior art that may render any patent application owned by the Company or any Subsidiary of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(y)
neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(z)
each of the Company and the Subsidiaries and their respective properties, assets and operations is in compliance with, and each of the Company and the Subsidiaries holds all permits, authorizations and approvals required under, Environmental Laws (as hereinafter defined), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to materially interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has received any notice that it is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any written indemnification or settlement agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as hereinafter defined) (as used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement or common law (including any applicable regulations and standards adopted by the International Maritime Organization) relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that in relevant form and concentration is regulated by or may give rise to liability under any Environmental Law);

(aa)
the Subsidiaries have arranged for the technical manager of the Vessels (the “Technical Manager”) to conduct a periodic review of the effect of the Environmental Laws on their respective businesses, operations and properties for the purposes of identifying and evaluating associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup or compliance with applicable laws and regulations or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(bb)
all income and other material tax returns required to be filed by the Company or any of the Subsidiaries have been filed, and all taxes and other material assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(cc)
the Company and the Subsidiaries maintain or have caused the Technical Manager to maintain for its or their benefit, insurance or a membership in a mutual protection and indemnity association covering its properties, operations, personnel and businesses as deemed adequate by the Company; such insurance or membership insures or will insure against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Vessels and, in the case of insurance or a membership maintained by or for the benefit of the Company and the Subsidiaries, their businesses; any such insurance or membership maintained by or for the benefit of the Company and its Subsidiaries is and will be fully in force at the time of purchase and, if applicable, any additional time of purchase; there are no material claims by the Company or any Subsidiary under any insurance policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause; neither the Company nor any of the Subsidiaries is currently required to make any material payment, or is aware of any facts that would require the Company or any Subsidiary to make any material payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew or cause to be renewed for its benefit any such insurance or membership in a mutual protection and indemnity association as and when such insurance or membership expires or is terminated;

(dd)
since the date of the last audited Company Financial Statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there has not been a material partial loss or total loss of or to any of the Vessels, whether actual or constructive, (ii) no Vessel has been arrested or requisitioned for title or hire and (iii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(ee)
none of the contracts or agreements filed as an exhibit to the Registration Statement have been terminated, amended, modified, supplemented or waived; neither the Company nor any Subsidiary has sent or received any communication regarding the termination, amendment, modification, supplementation or waiver of, or an intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any such contract or agreement; and no such termination, amendment, modification, supplementation or waiver, or intention to terminate, amend, modify, supplement or waive, or not to consummate any transaction contemplated by, any such contract or agreement has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement, in each case, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(ff)
the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate;

(gg)
the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Board of Directors of the Company have been advised of:  (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; to date, the Company’s auditors have not identified any material weaknesses in internal controls; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls or in other factors within control of the Company that have materially affected, or are reasonably likely to materially affect, the Company’s internal controls; and the Company, the Subsidiaries and their respective officers and directors, in their capacities as such, are each in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to the Company, the Subsidiaries or such officers and directors, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(hh)
the Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

(ii)
each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the 1934 Act) contained in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been made with a reasonable basis and has been disclosed in good faith;

(jj)
all statistical or market-related data included in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(kk)
neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, the Subsidiaries and, to the Company’s knowledge, the affiliates of the Company have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ll)
the operations of the Company, the Subsidiaries and the Vessels are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes, rules and regulations of all jurisdictions and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency that, in each case, are applicable to the Company, any of the Subsidiaries and any of the Vessels (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company, any of the Subsidiaries or any of the Vessels with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(mm)
(i) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is an individual or entity (“Person”) currently subject of any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and (ii) except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and each of the Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(nn)
no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except under the Credit Agreements or as described in the Registration Statement, the Pricing Prospectus and the Prospectus; all dividends and other distributions declared and payable on the shares of Common Stock of the Company and on the capital stock of each Subsidiary may under the current laws and regulations of the Marshall Islands be paid in United States dollars and freely transferred out of the Marshall Islands; and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Marshall Islands and are otherwise free and clear of any withholding or other tax and may be declared and paid without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Marshall Islands;

(oo)
except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the Pricing Prospectus and the Prospectus;

(pp)
neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(qq)
to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; and

(rr)
the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

4.	REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER.

The Selling Shareholder represents and warrants to and agrees with the Underwriter that:

(a)	this Agreement has been duly authorized, executed and delivered by the Selling Shareholder;

(b)
the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Selling Shareholder pursuant to) (i) the memorandum of association or bye-laws of the Selling Shareholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Shareholder is a party or by which it or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) or (v) any decree, judgment or order applicable to the Selling Shareholder or any of its properties, except in the case of the foregoing clauses (ii), (iii), (iv) and (v) as would not, individually or in the aggregate, have a Material Adverse Effect;

(c)	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization, other non-governmental regulatory authority (including, without limitation, the NYSE), is required in connection with the execution, delivery and performance of this Agreement or the consummation by the Selling Shareholder of the transactions contemplated hereby, other than registration of the Shares under the Act, which has been effected (or, with respect to a Rule 462(b) Registration Statement, will be effected in accordance herewith), any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or under the rules and regulations of FINRA and such approvals, authorizations, consents, orders or filings that have been obtained or made and are in full force and effect;

(d)
the Selling Shareholder has, and at the time of purchase will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares;

(e)
upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC;

(f)
the Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 3 are not true and correct, is familiar with the Registration Statement, the Pricing Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus that has had, or may have, a Material Adverse Effect.  The Selling Shareholder is not prompted by any information concerning the Company or the Subsidiaries which is not set forth in the Registration Statement, the Pricing Prospectus or the Prospectus to sell its Shares pursuant to this Agreement;

(g)
the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus (including the documents incorporated by reference therein) and any amendment or supplement thereto, as of its date and the date it was filed with the Commission, and the Pricing Prospectus, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, when read together with the Pricing Prospectus, any other Issuer Free Writing Prospectuses then issued and the information included on Schedule B hereto, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph (g) are limited to statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Issuer Free Writing Prospectus;

(h)
(i) none of the Selling Shareholder, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Selling Shareholder’s knowledge, any agent, affiliate or representative of the Selling Shareholder or any of its subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are:

(A)	the subject of any Sanctions, or

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria);

(ii)
the Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(iii)
the Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(i)
(i) none of the Selling Shareholder or any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director, officer, agent, employee or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Selling Shareholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(j)
the operations of the Selling Shareholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened; and

(k)
the Selling Shareholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

In addition, any certificate signed by any officer of the Selling Shareholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Selling Shareholder, as to matters covered thereby, to the Underwriter.

5.	CERTAIN COVENANTS OF THE COMPANY.

The Company hereby agrees:

(a)
to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Underwriter may reasonably designate and to maintain such qualifications in effect so long as may be required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or subject itself to taxation in any such jurisdiction or consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the  Shares); and to promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)
to make available to the Underwriter in New York City, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of this Agreement) as the Underwriter may request for the purposes contemplated by the Act; in case the Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the sale of the Shares a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)
if, at the time this Agreement is executed and delivered, it is necessary for any post-effective amendment to the Registration Statement or a Rule 462(b) Registration Statement to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Rule 462(b) Registration Statement to be filed and become effective, and will pay any fees in accordance with the Act as soon as possible, and the Company will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, (i) when such post-effective amendment or such Rule 462(b) Registration Statement has become effective and (ii) if Rule 430A or Rule 430C under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act; the Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus;

(d)
to advise the Underwriter promptly, and, if requested by the Underwriter, to confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to provide the Underwriter and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Underwriter shall reasonably object in writing;

(e)
subject to Section 5(d) hereof, to file promptly all reports and documents and any information statement required to be filed by the Company with the Commission in order to comply with the 1934 Act for so long as the delivery of a prospectus is required by the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and, during such period, to provide the Underwriter, for its review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the 1934 Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Underwriter shall reasonably object in writing; and to promptly notify the Underwriter of such filing;

(f)
to advise the Underwriter promptly of the happening of any event known to the Company within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section

5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(g)
to make available to its stockholders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the 1934 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, that the Company will be deemed to have furnished such statements to its stockholders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) or any successor system;

(h)	to furnish to the Underwriter one copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including, if requested, all exhibits thereto;

(i)
to furnish to the Underwriter promptly for a period of three years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders, (ii) copies of all annual, quarterly and current reports filed with or furnished to the Commission on Forms 20-F or 6-K, or such other similar forms as may be designated by the Commission and (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed; provided, however, that any information or documents filed with or furnished to the Commission on EDGAR shall be considered furnished for the purposes of this Section 5(i);

(j)
for a period of 90 days after the date hereof (the “Company Lock-Up Period”), without the prior written consent of the Underwriter, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the 1934 Act Regulations, with respect to any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (ii) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the Shares pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement, the Pricing Prospectus and the Prospectus, (C) the issuance of employee stock options not exercisable during the Company Lock-Up Period pursuant to stock option plans described in the Registration Statement, the Pricing Prospectus and the Prospectus, (D) issuances of Common Stock in connection with acquisitions or other strategic transactions by the Company or its Subsidiaries in an aggregate amount not to exceed 10.0% of the Common Stock issued and outstanding as of the date the applicable acquisition agreement or other definitive agreement for such transaction is entered into, provided, that each recipient of such shares shall execute and deliver to the Underwriter an agreement substantially in the form of Section 6(a) hereto, and (E) issuances of Common Stock in connection with conversions of the 2021 Notes in accordance with their terms;

(k)
prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary or the offering of the Shares which is or may be material in the context of the business or affairs of the Company and the Subsidiaries or in relation to the offer and sale of the Shares pursuant hereto, without having first furnished to the Underwriter a copy of each such proposed announcement or communication as far in advance of the announcement as reasonably practicable to enable the Underwriter to comment thereon and to consult with the Underwriter as to its contents and the timing and manner of its release;

(l)
not, at any time at or after the execution of this Agreement, to directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Registration Statement and the then most recent Prospectus;

(m)
not to, and to cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(n)	to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

6.	CERTAIN COVENANTS OF THE SELLING SHAREHOLDER.

The Selling Shareholder hereby agrees:

(a)
for a period of 90 days after the date hereof (the “Selling Shareholder Lock-Up Period”), without the prior written consent of the Underwriter, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the 1934 Act Regulations, with respect to any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (ii) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the Shares and the sales to the Underwriter pursuant to this Agreement, (B) transactions by the Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the 1934 Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (C) transfers by the Selling Shareholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (D) distributions by the Selling Shareholder of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the Selling Shareholder; provided, that in the case of any transfer or distribution pursuant to clause (C) or (D), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in this paragraph as if it were the Selling Shareholder and (ii) no filing under Section 16(a) of the 1934 Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Selling Shareholder Lock-Up Period, or (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the 1934 Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Selling Shareholder Lock-Up Period and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the Selling Shareholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Selling Shareholder Lock-Up Period.  In addition, the Selling Shareholder agrees that, without the prior written consent of the Underwriter, it will not, during the Selling Shareholder Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any shares of Common Stock held by such Selling Shareholder except in compliance with the foregoing restrictions.

7.	UNDERWRITING COMMISSION.

In consideration of the services provided by the Underwriter under this Agreement, the Selling Shareholder and the Underwriter agree as follows:

(a)
the Selling Shareholder shall pay the Underwriter at the time of purchase a commission equal to 1.0% of the aggregate value of the Shares at the public offering price per Share set out in Schedule B hereto, together with any applicable value added tax or similar tax in any jurisdiction (“VAT”) thereon, which shall be payable by the Selling Shareholder, in addition to the commission, upon presentation to the Selling Shareholder of a valid VAT invoice (if applicable); and

(b)	the Underwriter shall be entitled to deduct the commissions payable under this Section 7 from the amounts payable to the Selling Shareholder pursuant to Section 1.

8.	COVENANT TO PAY COSTS.

The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration of the Shares, (iii) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriter incurred in connection with such qualifications and determinations) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (iv) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the 1934 Act, (v) any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriter relating to FINRA matters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares and (vii) the performance of the Company’s other obligations hereunder.

9.	REIMBURSEMENT OF UNDERWRITER’S EXPENSES.

The Selling Shareholder agrees that it shall, promptly upon request and irrespective of whether the offering and sale of the Shares pursuant to this Agreement is completed, reimburse the Underwriter for all properly documented out-of-pocket expenses incurred by the Underwriter in connection with the execution of its obligations under this Agreement (to the extent not payable by the Company pursuant to Section 8 hereof), including the properly documented fees and disbursements of legal counsel to the Underwriter (including any irrecoverable VAT thereon).

10.	CONDITIONS OF UNDERWRITER’S OBLIGATIONS.

The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder on the date hereof and at the time of purchase, the performance by each of the Company and the Selling Shareholder of its respective obligations hereunder and to the following additional conditions precedent:

(a)
The Company shall furnish to the Underwriter at the time of purchase an opinion of Cravath, Swaine & Moore LLP, special United States counsel for the Company, addressed to the Underwriter and dated the time of purchase substantially in the form set forth in Exhibit A hereto.

(b)
The Company shall furnish to the Underwriter at the time of purchase a negative assurance letter of Cravath, Swaine & Moore LLP, special United States counsel for the Company, addressed to the Underwriter and dated the time of purchase substantially in the form set forth in Exhibit B hereto.

(c)
The Company shall furnish to the Underwriter at the time of purchase an opinion of Cravath, Swaine & Moore LLP, special United States counsel for the Company, as to certain tax matters, addressed to the Underwriter and dated the time of purchase substantially in the form set forth in Exhibit C hereto.

(d)
The Company shall furnish to the Underwriter at the time of purchase an opinion of Reeder & Simpson, P.C., Marshall Islands counsel for the Company, addressed to the Underwriter and dated the time of purchase substantially in the form set forth in Exhibit D hereto.

(e)
The Selling Shareholder shall furnish to the Underwriter at the time of purchase an opinion of Conyers Dill & Pearman Limited, Bermuda counsel for the Selling Shareholder, addressed to the Underwriter and dated the time of purchase substantially in the form set forth in Exhibit E hereto.

(f)
The Underwriter shall have received from Deloitte AS letters dated, respectively, the date of this Agreement and the time of purchase and addressed to the Underwriter, in the forms heretofore approved by the Underwriter.

(g)
The Underwriter shall have received at the time of purchase the favorable opinion and negative assurance letter of Shearman & Sterling (London) LLP, counsel for the Underwriter, dated the time of purchase, in form and substance satisfactory to the Underwriter.

(h)	No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriter reasonably objects in writing.

(i)
The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any Rule 462(b) Registration Statement required by the Act in connection with the offer and sale of the Shares shall have been filed and become effective no later than 10:00 P.M., New York City time, on the date of this Agreement.

(j)
Prior to and at the time of purchase, (i) no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement, shall have been issued, and no proceedings for such purpose shall have been instituted; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Pricing Prospectus and all supplements and amendments thereto, when read together with the then issued Issuer Free Writing Prospectuses, if any, and the information included on Schedule B hereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Prospectus and all supplements and amendments thereto shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Issuer Free Writing Prospectuses, if any, when read together with the Pricing Prospectus and the information included on Schedule B hereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)
Between the time of execution of this Agreement and the time of purchase, (i) there shall not have occurred or become known any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole and (ii) no transaction which is material and adverse to the Company and the Subsidiaries taken as a whole shall have been entered into by the Company or any of the Subsidiaries.

(l)
The Company will, at the time of purchase, deliver to the Underwriter a certificate of its co‑Chief Executive Officer and its Chief Financial Officer, dated the time of purchase, in the form attached as Exhibit E hereto.

(m)	The Company shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration

Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus as of the time of purchase as the Underwriter may reasonably request.

(n)	The Shares shall be listed and admitted and authorized for trading on the NYSE.

(o)	FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(p)
Each Vessel shall be owned directly by a Subsidiary free and clear of all Liens, except (i) Liens under the Credit Agreements, (ii) such as are described in the Registration Statement, the Pricing Prospectus and the Prospectus and (iii) such as are not material and do not interfere with the intended use to be made of such Vessel as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

11.	EFFECTIVE DATE OF AGREEMENT; TERMINATION.

This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.  The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole which would, in the judgment of the Underwriter, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, (in each case excluding any amendments or supplements thereto made after the execution of this Agreement) or (y) since the time of execution of this Agreement, there shall have occurred:  (i) a suspension or material limitation in trading in securities generally on the NYSE or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, (in each case excluding any amendments or supplements thereto made after the execution of this Agreement) or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Underwriter elects to terminate this Agreement as provided in this Section 11, the Company and the Selling Shareholder shall be notified promptly in writing.  If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because either the Company or the Selling Shareholder shall be unable to comply with any of the terms of this Agreement, neither the Company nor the Selling Shareholder shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 8, 9 and 12 hereof), and the Underwriter shall be under no obligation or liability to the Company or the Selling Shareholder under this Agreement.

12.	INDEMNITY AND CONTRIBUTION.

(a)
The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors, members and officers, and any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Issuer Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more Issuer Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Issuer Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, such Prospectus or Issuer Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)
The Selling Shareholder agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors, members and officers, and any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder to the Company expressly for use in, a Prospectus or any Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided, that the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of Shares sold by the Selling Shareholder hereunder.

(c)
The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, a Prospectus or any Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(d)
If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, the Selling Shareholder or the Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c) of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such

Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)
If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) or (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Shareholder, and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares.  The relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Shareholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f)
The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above.  Notwithstanding the provisions of this Section 12, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the product of (x) the aggregate number of Shares sold by the Selling Shareholder hereunder and (y) the purchase price per Share set forth in Section 1 hereof.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)
The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of each of the Company and the Selling Shareholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors, members or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, or by or on behalf of the Company or the Selling Shareholder, their respective directors or officers or any person who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares pursuant hereto.  The Company, the Selling Shareholder and the Underwriter agree promptly to notify the other parties of the commencement of any Proceeding against it and, in the case of the Company, against any of their officers or directors in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

13.	INFORMATION FURNISHED BY THE UNDERWRITER.

The legal names of the Underwriter and its U.S. registered broker-dealer set forth in the Prospectus in the first and second paragraphs under “Underwriting”, as well as the statements set forth in the Prospectus in the ninth paragraph under “Underwriting” and the first, second and third paragraphs under the subheading “Price Stabilization, Short Positions and Penalty

Bids” constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Section 3 and Section 12 hereof.

14.	NOTICES.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to Pareto Securities AS, Dronning Mauds gate 3, P.O. Box 1411 Vika, N‑0115 Oslo, Norway, Attention:  Martin Sjøstedt and Tormod Høiby and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention:  Chief Financial Officer, with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, Attention:  Stephen L. Burns and Erik R. Tavzel and, if to the Selling Shareholder, shall be sufficient in all respects if delivered or sent to BW Group Limited, Mapletree Business City, #18-01, 10 Pasir Panjang Road, Singapore 117438, Attention:  General Counsel / Company Secretary.

15.	GOVERNING LAW; CONSTRUCTION.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.	SUBMISSION TO JURISDICTION.

Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Selling Shareholder consents to the jurisdiction of such courts and personal service with respect thereto.  Each of the Company and the Selling Shareholder consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party.  The Underwriter, the Selling Shareholder and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  Each of the Company and the Selling Shareholder agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company or the Selling Shareholder, as the case may be, and may be enforced in any other courts to the jurisdiction of which the Company or the Selling Shareholder, as the case may be, is or may be subject, by suit upon such judgment.  The Company hereby appoints, without power of revocation, Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its agent to accept and acknowledge on its behalf of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.  The Selling Shareholder hereby appoints, without power of revocation, C T Corporation System, located at 28 Liberty Street, New York, NY 10005, as its agent to accept and acknowledge on its behalf of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

17.	PARTIES AT INTEREST.

The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Selling Shareholder and the Company and to the extent provided in Section 12 hereof the controlling persons, partners, directors, members and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

18.	COUNTERPARTS.

This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19.	SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon the Underwriter, the Selling Shareholder and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Shareholder’s or the Underwriter’s respective businesses and/or assets.

20.	NO FIDUCIARY RELATIONSHIP.

Each of the Company and the Selling Shareholder hereby acknowledges that the Underwriter is acting solely as the underwriter in connection with the purchase and sale of the Company’s securities.  Each of the Company and the Selling Shareholder further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company or the Selling Shareholder, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities either before or after the date hereof.  The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company and the Selling Shareholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Company and the Selling Shareholder hereby confirms its understanding and agreement to that effect.  The Company, the Selling Shareholder and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriter to the Company or the Selling Shareholder regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Shareholder.  Each of the Company and the Selling Shareholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholder, respectively, may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Shareholder, respectively, in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

21.	MISCELLANEOUS.

Pareto Securities AS is not a U.S. registered broker-dealer and, may not make sales of any Shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations.  To the extent that Pareto Securities AS intends to effect sales of shares in the United States, it will do so only through its U.S. registered broker-dealer, Pareto Securities Inc., or otherwise as permitted by applicable U.S. law. The activities of Pareto Securities AS in the United States will be effected only to the extent permitted by Rule 15a-6 under the 1934 Act.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholder and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this Agreement and the Underwriter’s acceptance shall constitute a binding agreement among the Company, the Selling Shareholder and the Underwriter.

Very truly yours,

DHT HOLDINGS, INC.

By:	/s/ Svein Moxnes Harfjeld
Name:	Svein Moxnes Harfjeld
Title:	Chief Executive Officer

If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholder and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this Agreement and the Underwriter’s acceptance shall constitute a binding agreement among the Company, the Selling Shareholder and the Underwriter.

Very truly yours,

BW GROUP LIMITED

By:	/s/ Nicholas Fell
Name:	Nicholas Fell
Title:	Authorised Signatory

Accepted and agreed as of the date first written above:

By:	PARETO SECURITIES AS

By:	/s/ Tormod Høiby
	Name:	Tormod Høiby
	Title:	Head of Investment Banking

SCHEDULE A

PERMITTED FREE WRITING PROSPECTUSES

None.

SCHEDULE B

CERTAIN INFORMATION

Number of Shares Offered:  14,680,880 Shares

Public Offering Price:  $6.90 per Share

SCHEDULE C

SIGNIFICANT SUBSIDIARIES

Subsidiary	Vessel	State of Jurisdiction or Incorporation	Percent of ownership
DHT Management Pte. Ltd.		Singapore	100%
DHT Ship Management (Singapore) Pte. Ltd.		Singapore	100%
DHT Chartering (Singapore) Pte. Ltd.		Singapore	100%
DHT Management AS		Norway	100%
DHT Hawk, Inc.	DHT Hawk	Marshall Islands	100%
DHT Falcon, Inc.	DHT Falcon	Marshall Islands	100%
DHT Condor, Inc.	DHT Condor	Marshall Islands	100%
DHT Lake, Inc.	DHT Lake	Marshall Islands	100%
DHT Raven, Inc.	DHT Raven	Marshall Islands	100%
Samco Gamma Ltd.	DHT Scandinavia	Cayman Islands	100%
Samco Delta Ltd.	DHT Europe	Cayman Islands	100%
Samco Epsilon Ltd.	DHT China	Cayman Islands	100%
DHT Bauhinia, Inc.	DHT Bauhinia	Marshall Islands	100%
DHT Edelweiss, Inc.	DHT Edelweiss	Marshall Islands	100%
DHT Lotus, Inc.	DHT Lotus	Marshall Islands	100%
Samco Eta Ltd.	DHT Amazon	Cayman Islands	100%
Samco Kappa Ltd.	DHT Redwood	Cayman Islands	100%
DHT Peony, Inc.	DHT Peony	Marshall Islands	100%
Samco Theta Ltd.	DHT Sundarbans	Cayman Islands	100%
Samco Iota Ltd.	DHT Taiga	Cayman Islands	100%
DHT Opal, Inc.	DHT Opal	Marshall Islands	100%
DHT Jaguar Limited	DHT Jaguar	Marshall Islands	100%
DHT Leopard Limited	DHT Leopard	Marshall Islands	100%
DHT Lion Limited	DHT Lion	Marshall Islands	100%
DHT Panther Limited	DHT Panther	Marshall Islands	100%
DHT Puma Limited	DHT Puma	Marshall Islands	100%
DHT Tiger Limited	DHT Tiger	Marshall Islands	100%
DHT Colt, Inc.	DHT Colt	Marshall Islands	100%
DHT Stallion, Inc.	DHT Stallion	Marshall Islands	100%
DHT Bronco, Inc.	DHT Bronco	Marshall Islands	100%
DHT Mustang, Inc.	DHT Mustang	Marshall Islands	100%